Exhibit 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is made as of November 29, 2006 by and between SEQUIAM CORPORATION, a California corporation having a place of business and mailing address at 300 Sunport Lane, Orlando, Florida 32809 (“Borrower”) and Stephen A. Ross, as duly authorized agent for the TRUST UNDER THE WILL OF JOHN SVENNINGSEN, having a place of business and mailing address at 33 Whitney Avenue, New Haven, Connecticut 06510 (“Holder”).

BACKGROUND:

A.
On May 18, 2005, Borrower and Holder’s predecessor-in-interest, Lee Harrison Corbin, Attorney-in-Fact, for the Trust Under the Will of John Svenningsen, entered into that certain Securities Purchase Agreement (the “SPA”), pursuant to which, among other things, Borrower agreed to issue a warrant to Holder to purchase up to 10,025,000 of Borrower’s common stock.

B.
In connection with the SPA, on May 18, 2005, Borrower executed that certain Amended, Restated and Consolidated Senior Secured Term Note in favor of Holder’s predecessor-in-interest, Lee Harrison Corbin, Attorney-in-Fact, for the Trust Under the Will of John Svenningsen (the “Note”), pursuant to which, among other things, Holder agreed to advance certain amounts to Borrower and to consolidate certain existing loans and other credit accommodations into a single note evidencing principal indebtedness of $3,650,000 (the “Loan”).

C.
The SPA and the Note, together with all other agreements, notes, instruments, warrants, security agreements, and other documents previously, now or hereafter executed and delivered to Holder governing the transactions between Holder and Borrower, including without limitation, the Loan, as same may have been or be amended, restated, supplemented or modified from time to time, are collectively referred to herein as the “Loan Documents”.

D.
Borrower has previously acknowledged and agreed that certain defaults and/or events and/or conditions which, upon declaration by Holder and/or with notice or the lapse of time, or both, would become events of default under the Loan Documents, have occurred and are continuing, which if declared and the obligations under the Loan Documents accelerated, would entitle Holder to immediate payment in full of all obligations under the Loan Documents and would also entitle Holder to exercise all rights and remedies provided for under the Loan Documents if repayment in full of the obligations thereunder did not occur.

E.
Borrower has requested, and Holder, has agreed, in accordance with the terms and conditions set forth herein, to forbear from declaring an event of default under the Loan Documents and exercising all rights and remedies provided Holder thereunder, including without limitation, taking action to collect payment in full of the obligations under the Loan Documents.

NOW, THEREFORE, Holder and Borrower agree as follows:

1.  Incorporation of Recitals. Each of the foregoing recitals is hereby acknowledged and affirmed as being accurate and complete and is hereby incorporated as part of this Agreement.

2.  Forbearance. Subject to the satisfaction of the terms and conditions set forth herein, until that date (the “Forbearance Termination Date”), which is the earliest to occur of (a) December 15, 2006, or (b) the date of the occurrence of any one or more of the events of default under this Agreement set forth in Section 6 below, Holder will not exercise or enforce its rights or remedies against Borrower to which Holder would be entitled under the terms of the Loan Documents by reason of the existing events of default thereunder; provided that such forbearance shall not act as a waiver of Holder's right to enforce any such right or remedy after the Forbearance Termination Date. Furthermore, nothing contained herein shall be construed as requiring Holder to extend the Forbearance Termination Date. Notwithstanding anything to the contrary set forth in any of the Loan Documents, Borrower agrees to pay in full in cash on the Forbearance Termination Date the outstanding principal amount of all obligations to Holder under the Loan Documents, together with all interest thereon (including any and all interest accruing at the default rate of interest) and all costs, fees and expenses of Holder incurred in connection therewith.

3. Payments/Forbearance Fees. In consideration hereof by its execution of this Agreement, Borrower hereby authorizes Holder to charge, on the date hereof, to its revolving loan account a forbearance fee of $0.

4.  Cross-Default and Cross-Collateralization. Borrower agrees that (a) all collateral previously, now or hereafter pledged by Borrower to Holder as collateral security for any loans, obligations or liabilities of any kind or description of Borrower to Holder shall serve as security for all obligations and (b) a default by any of Borrower under the terms of this Agreement or any of the other Loan Documents shall constitute a default in and to all obligations and under all of the Loan Documents. Further, Borrower hereby agrees to execute and deliver to Holder any and all documents and to do all things that Holder may require, in its sole and absolute discretion, to give effect to the cross-collateralization and cross-default of such obligations.

5. Ratification of Existing Agreements. Borrower reaffirms all of the terms, conditions, representations and warranties of the Loan Documents (except as expressly set forth herein) and acknowledge that all of the Obligations are, by Borrower’s execution of this Agreement, ratified and confirmed in all respects by Borrower. Borrower acknowledges that all of its obligations, indebtedness and liabilities to Holder under the Loan Documents are joint and several.

6. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under this Agreement, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE: (a) an event of default under the Loan Documents (other than those events of default of which Holder is aware and exist at the time of execution of this Agreement); (b) the failure of Borrower to comply with the terms of this Agreement or failure to furnish any document or report required to be furnished hereunder; (c) the initiation of any federal or state bankruptcy, insolvency or similar proceeding by Borrower; (d) the initiation of any federal or state bankruptcy, insolvency or similar proceeding against any Obligor which is not dismissed or withdrawn within 90 days after the commencement of such proceeding; (e) the commencement of litigation or legal proceedings by Borrower against Holder or any of its affiliates; (f) the filing or commencement of any indictment, charge or proceeding, whether criminal or civil, pursuant to Federal or state law against Borrower; or (g) failure of Borrower to cooperate with Holder personnel in the performance of any investigation or examination of Borrower’s business, properties, assets, liabilities and prospects, of a scope and substance satisfactory to Holder. Upon the occurrence of any event of default under this Agreement, Holder may, at its option and without notice to Borrower, exercise any and all rights and remedies pursuant to the Loan Documents in such manner as Holder in its sole and exclusive discretion determines.

  7. Release of Holder. By execution of this Agreement, Borrower acknowledges and confirms that it does not have any offsets, defenses or claims against Holder, or any of its subsidiaries, affiliates, officers, directors, employees, agents, representatives, trustees, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, representatives, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge Holder, its subsidiaries, affiliates, officers, directors, employees, agents, representatives, trustees, attorneys, predecessors, successors and assigns, both present and former (collectively the “Holder Affiliates”) of and from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, which Releasors ever had or now have against Holder and/or Holder Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

8. Lien And Setoff. Borrower hereby grants to Holder a lien, security interest and right of setoff as security for all of such party’s obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of such party, now or hereafter in the possession, custody, safekeeping or control of Holder or any entity under the control of Holder, or in transit to any of them. At any time, without demand or notice, Holder may setoff the same or any part thereof and apply the same to any obligation of Borrower, as applicable, even though unmatured and regardless of the adequacy of any other collateral securing such liabilities or obligations. ANY AND ALL RIGHTS OF BORROWER TO REQUIRE HOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ITS LIABILITY UNDER THE LOAN DOCUMENTS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF SUCH PARTY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9. No Waiver by Holder. Nothing in this Agreement shall extend to or affect in any way any of the obligations or any of the rights of Holder and remedies of Holder arising under the Loan Documents, and Holder shall not be deemed to have waived any or all of such rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Documents and which upon Borrower’s execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

10. Acknowledgment/Waiver of Legal Counsel. Borrower represents and warrants that (1) it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement; or (2) it has knowingly and intentionally waived its right to have legal counsel of its choice review and represent it with respect to the negotiation and preparation of this Agreement.

11. Entire Agreement; Binding Affect. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth herein. This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto. Nothing in this Agreement or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Loan Documents.

12. Governing Law. This Agreement is executed and delivered in the State of New York (the “State”) and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the State. Borrower specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the State with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing. Borrower agrees that the execution and performance of this Agreement shall have a State situs and accordingly, consents to personal jurisdiction in the State.

13. Organization and Authority. Borrower represents and warrants that it is duly organized, validly existing and in legal good standing in its State of incorporation and that it has the power and authority to enter into this Agreement.

14. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

15. WAIVER OF JURY TRIAL. BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE UNDERLYING TRANSACTIONS. BORROWER CERTIFIES THAT NEITHER HOLDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the day and year first written above.

WITNESS: _______________________________________ Print Name:____________________________________ _______________________________________ Print Name: ____________________________________	____________________________________________ Stephen A. Ross, duly authorized agent for the TRUST UNDER THE WILL OF JOHN SVENNINGSEN
WITNESSES: ______________________________________ Print Name: __________________________________ ______________________________________ Print Name: __________________________________	SEQUIAM CORPORATION By: ________________________________ Its: ___________________________ (Duly Authorized)

STATE OF CONNECTICUT )
) ss: New Haven
COUNTY OF NEW HAVEN )

On this ___ day of November, 2006, before me, the undersigned personally appeared Stephen A. Ross, who acknowledged himself to be the duly authorized agent for the TRUST UNDER THE WILL OF JOHN SVENNINGSEN, and that he, as such duly authorized agent, being authorized so to do, executed the foregoing instrument as his and its free act and deed for the purposes therein contained, by signing his name to the foregoing instrument by himself as such authorized agent.

In Witness Whereof, I hereunto set my hand.

____________________________________
Notary Public
My Commission Expires:

STATE OF FLORIDA )
) ss. ____________
COUNTY OF_________________ )

On this ___ day of November, 2006, before me, the undersigned officer, personally appeared ____________________ who acknowledged himself to be the _________ of SEQUIAM CORPORATION, a California corporation, and that he, as such __________, being authorized so to do, executed the foregoing instrument as his and its free act and deed for the purposes therein contained, by signing the name of the corporation by himself as such officer.

In Witness Whereof, I hereunto set my hand.

____________________________________
Notary Public
My Commission Expires: